UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 1, 2005
MATRIXX INITIATIVES, INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE

(State or Other Jurisdiction of Incorporation)

001-31404	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

4742 N. 24th Street, Suite 455 Phoenix, Arizona	85016

(Address of Principal Executive Offices)	(Zip Code)
(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)
NONE

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
On November 2, 2005, Matrixx Initiatives, Inc. (“Matrixx”) issued a press release announcing that it had acquired substantially all of the assets of Viridian Packaging Solutions, LLC (“Viridian”), a manufacturer of dry handle swab products.
The acquisition was made pursuant to an Asset Purchase Agreement dated as of October 31, 2005 by and among Viridian, Beutlich, L.P., Frederic J. Beutlich and Matrixx's wholly-owned subsidiary, Zicam Swab Products, LLC. Under the Asset Purchase Agreement, Matrixx purchased patents, other intellectual property, equipment, machinery and tooling of Viridian used in its dry handle swab production business. In consideration for the assets, Matrixx paid approximately $750,000 in cash payments and forgave $208,000 of prepayments previously made by it to Viridian for swab product orders, and agreed to make a contingent payment of up to $200,000 in two years based on volumes of dry handle swab products produced by Matrixx utilizing the acquired intellectual property. The Asset Purchase Agreement was executed on November 1, 2005. The acquisition was completed on November 1, 2005, but effective as of October 31, 2005.
A copy of the Asset Purchase Agreement is attached as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference.
A copy of the press release filed by the Company is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

10.1	Asset Purchase Agreement dated as of October 31, 2005 by and among Viridian Packaging Solutions, LLC, Beutlich, L.P., Frederic J. Beutlich and Zicam Swab Products, LLC

99.1	Press Release dated November 2, 2005 entitled “Matrixx Initiatives, Inc. Acquires Intellectual Property for Improved Zicam Cold Remedy Swabs”

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
Executive Vice President, Chief Financial Officer and Treasurer
Date: November 2, 2005